EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. ss.1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002*

In connection with the report of Ameron International Corporation (the "Company") on Form 10-K for the fiscal year ended November 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James S. Marlen, Chairman, President and Chief Executive Officer of the Company and I, Gary Wagner, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James S. Marlen
James S. Marlen
Chairman, President & Chief Executive Officer
January 31, 2011

/s/ Gary Wagner
Gary Wagner
Senior Vice President-Chief Financial Officer
January 31, 2011

* A signed original of this written statement required by Section 906 has been provided to Ameron International Corporation and will be retained by Ameron International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.